NeuroMetrix Reports Q4 and Full Year 2023 Business Highlights

WOBURN, Mass., February 22, 2024 (Globe NewsWire) -- NeuroMetrix, Inc. (Nasdaq: NURO) today reported financial and business highlights for the quarter and full year ended December 31, 2023. The Company's mission is to reduce the impact of neurological disorders and pain syndromes through innovative non-invasive medical devices.

"Quell® Fibromyalgia growth accelerated in Q4 2023 reflecting the addition in Q3 2023 of two field business development managers and optimized clinical messaging. We also introduced direct-to-patient telemedicine capabilities, direct to physician sales, and reimbursement at select Veterans Administration (VA) facilities,” said Shai N. Gozani, M.D., Ph.D., Chief Executive Officer of NeuroMetrix. “Also, during Q4 2023 we achieved our goal of filing a premarket notification (510(k)) with the FDA to market Quell for chemotherapy induced peripheral neuropathy (CIPN). Quell received FDA breakthrough device designation for this indication in January 2022.”

Dr. Gozani continued, “Our primary DPNCheck® market, Medicare Advantage (MA) is under pressure as changes to risk adjustment implemented by the Centers for Medicare and Medicaid Services (CMS) in 2023 continue to impact our customers. Compensation by CMS for patient screening for a variety of diseases, including peripheral neuropathy, will be discontinued in 2025. This is a challenging environment; however, we continue to support our existing accounts and explore opportunities outside MA.”

Business Highlights:

•Quell Fibromyalgia demonstrated solid growth and increasing market traction during Q4 2023. In the successive quarters of Q4 2023 versus Q3 2023, all key operating metrics showed substantial growth. In Q4 there were 199 unique prescribers (59% increase), 583 prescriptions were written (123% increase) and there were 525 refill months (73% increase). The prescription fill rate was approximately 60%.

•On December 12, 2023, the Company reported encouraging results from a pilot clinical trial of Quell in post-acute COVID-19 Syndrome (Long COVID). The trial was conducted by the Baylor College of Medicine. According to the Centers for Disease Control and Prevention (CDC), about ten million Americans have Long COVID and it may affect 10-20% of individuals who had COVID-19.

•On November 21, 2023, the Company successfully executed a reverse split of its common stock in the ratio of 1:8 to increase the trading price of its common stock and to comply with the minimum bid requirements for continued listing on Nasdaq.

•Common stock sales under the Company’s ATM facility during Q4 2023 were approximately $1.9 million, net. Funding from common stock sales will help offset future operating expenses, including the potential expansion of Quell marketing efforts. The Company ended the quarter with $18M in cash and securities.

•Dr. Gozani updated investors on business strategy at the Emerging Growth Conferences in November 2023 and January 2024. Links to the presentations are located on the Company’s website.

•The Company announced an initiative to review strategic options to promote growth and maximize shareholder value. Ladenburg Thalmann was retained as financial advisor to the Company to assist in the process.

Financial Results:

Financial results in Q4 and for the full year 2023 reflect the adverse effects on DPNCheck, the Company’s primary product line, of CMS risk-adjustment reimbursement changes in the MA market which were initiated in Q1 2023. Revenue in Q4 2023 of $1.3 million was lower by $0.5 million or 29% from Q4, 2022 primarily due to reduced sales volume for DPNCheck. The gross margin rate of 64% in Q4 2023 declined from 67% in Q4 2022 as the result of lower absorption of indirect manufacturing costs. Operating expenses were $2.7 million in Q4 2023, an increase of $0.6 million from the comparable period in 2022. Significant factors related to the year-on-year increase were outside engineering services to support R&D efforts, the sales force expansion for Quell Fibromyalgia, and increased personnel costs reflecting the effects of inflation. The Q4 2023 net loss was $1.6 million ($1.43 per share) versus a net loss of $0.7 million ($0.73 per share) in Q4 2022.

Revenues in the twelve months ended December 31, 2023 were $5.9 million, lower by $2.4 million or 29% from the corresponding prior year period. Net loss of $6.5 million or ($6.27) per share in 2023 increased from $4.4 million or ($4.97) per share in 2022.

Company to Host Live Conference Call and Webcast

NeuroMetrix will host a conference call at 8:00 a.m. Eastern today, February 22, 2024. Participants who wish to access the call live via telephone and be able to ask questions must register in advance here. Upon registering, a dial-in and unique PIN will be provided on screen and via email to join the call. An audio-only webcast of the call may be accessed in the “Investors Relations” section of the Company’s website at www.NeuroMetrix.com. A replay of the call will be available for one year on the Company's website under the "Investor Relations" tab.

About NeuroMetrix

NeuroMetrix is a commercial stage healthcare company that develops and commercializes neurotechnology devices to address unmet needs in the chronic pain and diabetes markets. The Company's products are wearable or hand-held medical devices enabled by proprietary consumables and software solutions that include mobile apps, enterprise software and cloud-based systems. The Company has two commercial brands. Quell® is a wearable neuromodulation platform. DPNCheck® is a point-of-care screening test for peripheral neuropathy. For more information, visit www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues and cash resources. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins
SVP and Chief Financial Officer
neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.
Statements of Operations
(Unaudited)

	Quarters Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenues	$1,317,746	$1,847,378	$5,901,425	$8,256,073

Cost of revenues	469,772	617,267	1,954,012	2,505,833

Gross profit	847,974	1,230,111	3,947,413	5,750,240

Operating expenses:
Research and development	732,372	538,395	2,777,960	3,239,725
Sales and marketing	860,635	629,969	3,365,265	2,865,615
General and administrative	1,112,066	918,214	4,955,709	4,386,666

Total operating expenses	2,705,073	2,086,578	11,098,934	10,492,006

Loss from operations	(1,857,099)	(856,467)	(7,151,521)	(4,741,766)

Other income	207,552	164,597	622,034	325,157

Net loss	$(1,649,547)	$(691,870)	$(6,529,487)	$(4,416,609)

NeuroMetrix, Inc.
Condensed Balance Sheets
(Unaudited)

	December 31, 2023	December 31, 2022

Cash, cash equivalents and securities	$17,997,151	$21,199,727
Other current assets	2,857,291	2,907,260
Noncurrent assets	569,999	562,628
Total assets	$21,424,441	$24,669,615

Current liabilities	$1,240,639	$1,106,412
Lease Obligation, net of current portion	92,485	207,516
Stockholders’ equity	20,091,317	23,355,687
Total liabilities and stockholders’ equity	$21,424,441	$24,669,615

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